Exhibit 99.1

Viveve Medical, Inc.

342 Inverness Drive South,

Building B, Suite 250

Englewood, Colorado 80112

April 15, 2020

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Attn: Young D. Kim, Esq.

Re: Viveve Medical, Inc. Series A Warrants (CUSIP: 92852W 121) and Series B warrants (CUSIP: 92852W 113)

Ladies and Gentlemen:

Please be advised that, effective April 15, 2020, pursuant to Section 3(g) of the Series A Common Stock Purchase Warrants of Viveve Medical, Inc. (the “Series A Warrants”) and Section 3(g) of the Series B Common Stock Purchase Warrant of Viveve Medical, Inc. (the “Series B Warrants”), the Exercise Price for the outstanding Series A Warrants and the Series B Warrants has been adjusted to $0.61 per share of common stock, par value $0.0001 per share (CUSIP 92852W204) (“Common Stock”).

Sincerely,

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer